Exhibit 10.3

Funding Facilitation Agreement For Share Subscription —

Sale of Shares Agreement for 26% of shares of EGL

by Lomshiyo Investments (Proprietary) Limited (BEE Group)

dated February 3, 2006

FUNDING FACILITATION AGREEMENT FOR SHARE

SUBSCRIPTION

entered into amongst

EASTERN GOLDFIELDS SA (PROPRIETARY) LIMITED

and

LOMSHIYO INVESTMENTS (PROPRIETARY) LIMITED

and

LOMSHIYO MINING TRUST

and

GREENSTONE TRUST

-	and

PACIFIC BREEZE TRADING 303 (PROPRIETARY)

LIMITED

and

EASTERN GOLDFIELDS LIMITED

TABLE OF CONTENTS

1.	PARTIES	1
2.	INTERPRETATION	1
4.	SUBSCRIPTION FOR SHARES	8
5.	LOAN	8
6.	REPAYMENT	9
7.	PREPAYMENT	10
8.	SURETYSHIP	10
9.	RENUNCIATION OF BENEFITS	10
10.	SHAREHOLDING	10
11.	LOMSHIYO INVESTMENTS' BEE STATUS	11
12.	PLEDGE	14
13.	PAYMENTS	18
14.	EVENTS OF DEFAULT	19
15.	CERTIFICATE OF INDEBTEDNESS	21
16.	COSTS AND EXPENSES	22
17.	DOMICILIUM	22
18.	GOVERNING LAW	24
19.	JURISDICTION	24
20.	GENERAL	24

FUNDING FACILITATION OF SHARE ACQUISITION AGREEMENT

1.              PARTIES

1.1	EASTERN GOLDFIELDS SA (PROPRIETARY) LIMITED
1.2	LOMSHIYO INVESTMENTS (PROPRIETARY) LIMITED
1.3	LOMSHIYO MINING TRUST
1.4	GREENSTONE TRUST
1.5	PACIFIC BREEZE TRADING 303 (PROPRIETARY) LIMITED
1.6	EASTERN GOLDFIELDS LIMITED

2.              INTERPRETATION

2.1 The headnotes to the clauses of this Agreement are for reference purposes only and shall in no way govern or affect the interpretation of nor modify nor amplify the terms of this Agreement nor any clause hereof.

2.2 Unless inconsistent with the context, the words and expressions set forth below shall bear the following meanings and cognate expressions shall bear corresponding meanings:

"the Act "	the Companies Act;

"Agreement"	this Funding Facilitation Agreement and the schedules hereto;

"the Borrower"	Lomshiyo Investments (Proprietary) Limited, Registration Number 1993/006879/07;

"Business Day" a day other than a Saturday, Sunday or an official public holiday in the Republic of South Africa;

"the Company"	Eastern Goldfields Limited, Registration Number 1987/005390/06;

"Completion Date"	the date upon which the Loan Amount is advanced to the Borrower and on which date the Borrower subscribes for and is issued 350 000 ordinary shares in the Company;

"Pacific"	Pacific Breeze Trading 303 (Proprietary) Limited, Registration Number

2005/038239/07;

"Greenstone Trust" Greenstone Trust, a trust established for the benefit of certain employees of the Lender's group of companies;

"HDP Company"	any empowerment company which complies with the provisions subparagraph (c) of the definition of HDP's;

"HDPs"	historically disadvantaged persons, meaning:

a)	any person, category of persons or community, disadvantaged by unfair discrimination before 1994;

b)	any association, a majority of whose members are persons contemplated in paragraph (a);

c)	any juristic person other than an association, in which persons contemplated in paragraph (a) own and control a majority of the issued capital or members' interest and are able to control a majority of the members' votes;

"the Lender"	Eastern Goldfields SA (Proprietary) Limited, Registration Number 1993/006883/07;

"Loan Amount"	the sum of R9 900 000 (nine million nine hundred thousand rand);

"Loan Outstandings"	as at any date all amounts advanced, or deemed to be advanced to the Borrower under this Agreement but not repaid, including all capitalised interest;.

"Lomshiyo Mining Trust"

Lomshiyo Mining Trust, a trust established for the benefit of historically disadvantaged persons who are employees of the Lender's group of companies, and certain members of the community who have a permanent place of abode in the immediate vicinity of the mining operations conducted by the

Lender's group of companies;

"MPRD Act"	the Mineral and Petroleum Resources Development Act 28 of 2002;

"Pledged Shares"	the entire issued share capital of the Borrower;

"Prime Rate"	the overdraft rate charged by Standard Bank of South Africa Limited, on unsecured overdraft to its commercial customers as certified by any manager of such bank from time to time, whose appointment it shall not be necessary to prove;

"the Shares"

the shares subscribed for by the Borrower in terms of clause 4 being 350 000 ordinary shares of one cent each in the issued and authorised share capital of the Company, representing 26% of the issued share capital of the Company.

2.3	Any reference in this Agreement to:

2.3.1	a "clause" shall, subject to any contrary indication, be construed as a reference to a clause hereof;

2.3.2

a "person" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing.

2.4 If any provision in a definition is a substantive provision conferring rights or imposing obligations on either party, notwithstanding that it is only in the definitions clause, effect shall be given to it as if it were a substantive provision of this Agreement

2.5

Unless the context dictates otherwise, an expression which denotes any gender includes both the others; and to a natural person includes an artificial person and to the singular includes the plural, and vice versa in each case.

2.6 The annexures to this Agreement form an integral part hereof and words and expressions defined in this Agreement shall bear, unless the context otherwise requires, the same meaning in such annexures.

2.7 When any number of days is prescribed in this Agreement, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a day which is not a Business Day, in which case the last day shall be the next succeeding Business Day.

2.8	In the event that the day for payment of any amount due in terms of this Agreement should fall on a day which is not a Business Day, the relevant date shall be the subsequent Business Day.

2.9

Where any term is defined within the context of any particular clause in this Agreement, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the same meaning as ascribed to it for all purposes in terms of this Agreement, notwithstanding that that term has not been defined in this interpretation clause.

2.10 Any reference in this Agreement to an enactment or a statute is to that enactment or statute passed by the Legislature of the Republic of South Africa, as at the date of signature of this Agreement and as amended or re-enacted from time to time.

2.11 The rule of construction that the contract shall be interpreted against the Party responsible for the drafting or preparation of the Agreement, shall not apply.

2.12

The expiration or termination of this Agreement shall not affect such of the provisions of this Agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this.

2.13

Save where the contrary is indicated, any reference in this Agreement to this Agreement or any other Agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other Agreement or document, as same may have been, or may from time to time be, amended, varied, novated or supplemented.

2.14 Where any term is not defined in this Agreement then the term shall be defined in terms of the applicable South African law as at the date of signature of this Agreement, irrespective of the place of registration or incorporation of the Party to whom such term is applied.

3.	INTRODUCTION

The Lender has agreed to lend to the Borrower, which has agreed to borrow, the Loan Amount on the terms and conditions of this Agreement.

4.                SUBSCRIPTION FOR SHARES

4.1	The Borrower shall, within 10 (ten) Business Days of the signature of this Agreement subscribe for the Shares.
4.2	The Borrower shall use the Loan Amount in order to subscribe for the Shares, and for no other purpose whatsoever.
4.3	The Borrower shall apply the full Loan Amount to the satisfaction of the subscription price for the Shares.
4.4	On the Completion Date:

4.4.1 the Borrower shall pay to the Company the sum of R9 900 000 (nine million nine hundred thousand rand), being the subscription price for the Shares;

4.4.2	the Company shall issue and allot the Shares to the Borrower; and
4.4.3	the Lender shall advance the Loan Amount to the Borrower.

5.              LOAN

5.1	With effect from the Completion Date the Loan Outstandings from time to time shall accrue interest at the Prime Rate.

5.2

Interest accruing in terms of clause 5.1 shall be calculated on the actual number of days elapsed and, for the purposes of calculation, based on a year of 365 days, irrespective of whether the year in question is a leap year.

5.3	Interest on the Loan Outstandings shall be calculated and capitalised quarterly in arrear. The first calculation and capitalisation shall be implemented on 31 March 2006.

5.4

The Lender shall deliver to the Borrower a certificate not later than 30 (thirty) Business Days after the date on which each amount of interest is to capitalised in accordance with clause 5.3 certifying the interest rate and the amount of interest which is to be capitalised.

6.	REPAYMENT

6.1

The accrued interest in terms of clause 5 shall be paid by the Borrower to the Lender on 2 January in each calendar year in respect of all interest accrued on the Loan Outstandings up to the immediately preceding 31 December.

6.2	The Loan Amount shall have no fixed term of repayment, however the total Loan Outstandings shall be repaid in full on or before 31 December 2010.

7.              PREPAYMENT

At any time prior to 31 December 2010 the Borrower may, by giving the Lender not less than 15 (fifteen) days prior written notice to that effect, repay the whole or any part of the Loan Outstandings.

8.              SURETYSHIP

Lomshiyo Mining Trust, Greenstone Trust and Pacific do hereby bind themselves jointly and severally to the Lender as sureties and co-principal debtors with the Borrower for the due repayment of the Loan Outstandings.

9.              RENUNCIATION OF BENEFITS

The Borrower, Lomshiyo Mining Trust, Greenstone Trust and Pacific renounce all benefits of the exceptions, "no value received", "non numeratae pecuniae", "non causa debiti", "errore calculi", excussion and division, the meaning and effect of which they declare they understand.

10.          SHAREHOLDING

The Parties record that the shareholding in the Borrower shall for a minimum period of 10 (ten) years from the Completion Date be held as to:

Lomshiyo Mining Trust 60% (sixty percent);

Greenstone Trust 15% (fifteen percent);

Pacific 25% (twenty five percent).

11. LOMSHIYO INVESTMENTS' BEE STATUS

11.1

It is the intention of the Parties that the Borrower shall at all times be a HDP Company and that not less than 85% (eight five percent) of the shares in the Borrower shall be owned, directly or indirectly by HDP's. The Borrower shall hold the Shares subject to the restrictions on resale contained in this Agreement.

11.2

Lomshiyo Mining Trust and Pacific undertake in favour of the Lender that they shall not dispose of, encumber, hypothecate nor purport to dispose of any of the shares in the Borrower held by them before the expiration of 10 (ten) years from the Completion Date. Lomshiyo Mining Trust undertakes not to change any of its beneficiaries nor to transfer the sanction of any of the benefits under the Lomshiyo Trust to persons who are not HDP's. Pacific undertakes in favour of the Lender not to issue or allot any of its own shares, nor to sanction the transfer of any of its own shares to persons who are not HDP's or juristic entities other than empowerment companies, in consequence of which Pacific will change in status from a HDP Company, without the prior written consent of the Lender.

11.3

The Borrower undertakes not to issue or allot any of its shares, nor to sanction the transfer of any of its shares, other than to the Lomshiyo Mining Trust, Greenstone Trust and Pacific, to persons who are not HDP's or HDP Companies, in consequence of which the Borrower will change in status from a HDP Company, without the prior written consent of the Lender.

11.4 The Borrower shall not dispose of nor pledge or otherwise encumber, nor purport to dispose of nor pledge or otherwise encumber any of the Shares before the expiration of 10 (ten) years from the Completion Date without the prior written consent of the Lender.

11.5	Following the 10 (ten) year period the Borrower shall be entitled to dispose of the Shares:

11.5.1

only to other HDP's or HDP Company's for as long as the MPRD Act, the Mining Charter, and any amendments thereto or any legislation substituted therefore, promotes or requires the participation of HDP's in the ownership of companies in the mining industry; and

11.5.2	only if the mining rights held by the Company and its subsidiaries are not thereby compromised; and

11.5.3	the transferee of those Shares agrees to be bound by the conditions of this Agreement.

11.6

Should Pacific dispose of its shares in the Borrower, or should the Lomshiyo Mining Trust dispose of its shares in the Borrower, or should there be a change in control of Pacific or should there be a change in the beneficiaries of the Lomshiyo Trust contrary to the provisions of this Agreement subsequent to the Completion Date so that either the Lomshiyo Mining Trust, Pacific or the Borrower cease to be HDP's and/or HDP Companies on the date immediately preceding the occurrence of such event the Borrower shall be deemed to have offered to sell (the Lomshiyo Grandfather Offer") all the Shares held by the Borrower to the Lender in which event the purchase price payable for the Shares held by the Borrower shall be the subscription price paid for the Shares in terms of clause 4.4.1 above plus any accrued interest calculated in terms of clause 5 which is outstanding at the date upon which this clause becomes effective. Such purchase price shall be payable on or before the thirtieth Business Day after the acceptance by the Lender of the Lomshiyo Grandfather Offer, whereupon the Company (acting as the agent of the registered owner of the Shares) shall procure the registration of the transfer of those Shares by the entry of the Lender in the register of shareholders of the Company in place of the Borrower.

12.	PLEDGE
12.1

As security for the present and future debts and obligations of the Borrower, Lomshiyo Mining Trust, Greenstone Trust and Pacific arising out of this Agreement, Lomshiyo Mining Trust, Greenstone Trust and Pacific pledge to the Lender the Pledged Shares and cede their rights to receive dividends paid in respect of the Pledged Shares to the Lender as security for the due, proper and punctual performance by the Borrower, Lomshiyo Mining Trust, Greenstone Trust and Pacific of all their obligations under this Agreement.

12.2

Lomshiyo Mining Trust, Greenstone Trust and Pacific undertake forthwith to deliver to the Lender, to be retained by the Lender for the duration of the pledge, all documents necessary to perfect the pledge including:

12.2.1	the certificates in respect of the Pledged Shares together with share transfer forms signed in blank in respect thereof;

12.2.2	such resolutions as may be necessary approving any transfer pursuant hereto of the Pledged Shares;

12.2.3	a waiver by the shareholders of the Borrower of any rights (including in particular rights of pre-emption) which they may have in conflict with the rights of the Lender hereunder.

12.3	This pledge will remain in force as a continuing covering security for all the obligations of the Borrower, Lomshiyo Mining Trust, Greenstone Trust and Pacific to the Lender under this Agreement until those obligations have been fully and finally discharged.

12.4	This pledge shall cover and include all of the Lomshiyo Mining Trust's,

Greenstone Trust's and Pacific's rights, including the rights to dividends and distributions attaching to the Pledged Shares, or which may accrue to the Borrower by virtue of holding of the Shares, whether by way of redemption, exchange, conversion or otherwise howsoever.

12.5 The Borrower, Lomshiyo Mining Trust, Greenstone Trust and Pacific acknowledge and agree that this pledge shall become enforceable immediately upon them breaching any of their obligations under this Agreement, and failing to remedy such breach in accordance with the terms of this Agreement. Upon the pledge becoming enforceable, the Lender shall be entitled, without any further consent or authorisation required from the Borrower, Lomshiyo Mining Trust, Greenstone Trust or Pacific whatsoever, and they hereby irrevocably and unconditionally authorise and empower the Lender to:

12.5.1	exercise the voting rights pertaining to the Pledged Shares; and/or

12.5.2 sell or otherwise dispose of or realise sonic or all of the Pledged Shares at public or private sale, and on such terms and conditions as the Lender may deem to be commercially reasonable; and/or

12.5.3 to acquire the Pledged Shares at the subscription price paid for the Shares in terms of clause 4.4.1 plus any accrued interest calculated in terms of clause 5 which is outstanding at the date of the pledge is enforced, in Lender's own name; and/or

12.5.4 to apply the full proceeds so received in payment or reduction of their then total indebtedness to the Lender, and also to pay out of proceeds of such realisation all expenses and costs incurred in and about the realisation of the Pledged Shares; provided that if, after payment of the entire amount then owing or which may at a further time become owing by the to the Lender, and all costs and expenses of and incidental to the sale, disposal or transfer of the Pledged Shares, if there is any positive balance, such balance shall be paid to the Borrower.

12.6 The rights and remedies of Lender whether arising wider this pledge or under the general law shall not be capable of being waived or varied otherwise than by an express waiver in writing and any such waiver shall

not prejudice any remedy of Lender in respect of any continuing or other breach of the terms and conditions of this Agreement.             -

12.7 No failure, delay or relaxation or indulgence on the part of the Lender in exercising any power or right conferred on it in terms of this pledge, shall operate as a waiver of such power or right nor shall any single or partial exercise of such power or right preclude any other or further exercise thereof or the exercise of any other power or right under this pledge.

12.8 The Borrower, the Trusts and Pacific hereby absolve the Lender from all and any liability for any loss or damage which they may sustain as a result of the exercise by the Lender of its rights under this pledge, and particularly the realisation and transfer by the Lender of the Pledged Shares or part thereof, or the omission by the Lender to protect the interests of Lomshiyo Mining Trust, Greenstone Trust and Pacific in the Pledged Shares or part thereof in any way, and Lomshiyo Mining Trust, Greenstone Trust and Pacific indemnify the Lender accordingly.

12.9

Lomshiyo Mining Trust, Greenstone Trust and Pacific undertake that they will not in any way sell, encumber or otherwise deal with the Pledged Shares nor attempt to do so, while they remain pledged to Lender in terms of this pledge, without the prior written consent of Lender first having been obtained.

12.10	The Borrower undertakes that it will not in any way sell, encumber or otherwise deal with the Shares, nor attempt to do so while any amount is -

owed to the Lender in terms of this Agreement.

13.	PAYMENTS
13.1	All payments made by Borrower to Lender in terms of this Agreement shall be made on or before 12h00 on the relevant date directly to Lender's bank account the details of which are set out below:

Standard Bank of South Africa Limited

Nelspruit Branch

Code 000 852

Account No. 03291 3028 in the name of Eastern Goldfields SA (Proprietary) Limited

13.2	All payment to be made by Borrower to Lender in terms of this Agreement:

13.2.1 shall be made in immediately available funds free and clear of any taxes, exchange, costs, charges, expenses, deductions, setoff, counter claim or withholding of whatsoever nature and without demand, on the due date therefore; and

13.2.2	in the event of any payment not being made in full on its due date appropriated in the first instance to the payment of any costs, charges or expenses, thereafter to interest then due and payable and thereafter in reduction of the Loan Outstandings.

14. EVENTS OF DEFAULT

14.1	An event of default shall occur if:

14.1.1	The Borrower fails to pay any sum due by it hereunder at any time, in the currency and in the manner specified herein; or

14.1.2

The Borrower, Lomshiyo Mining Trust, Greenstone Trust or Pacific, jointly or individually breach any of their respective obligations or undertakings in terms of this Agreement, and fail to remedy such breach (if capable of remedy) within 10 (ten) Business Days of receipt of written notice from the Lender requiring remedy thereof; or

14.1.3

The Borrower is unable to pay its creditors on due date, or it commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of any of its debts or makes a general assignment for the benefit of, or a composition or compromise with its creditors; or

14.1.4 Legal proceedings (whether provisional or final) are commenced in respect of the Borrower's winding-up, dissolution, administration or reorganisation or for the appointment of a receiver, judicial manager, administrator, administrative receiver, trustee or similar officer of

Borrower or of any or all of its revenue and assets; or

14.1.5	Any final and unappealable judgement against the Borrower of which Borrower has duly received notice remains unsatisfied for a period of 15 (fifteen) days or more; or

14.1.6 The Borrower repudiates this Agreement or does or omits or causes to be done or omitted any act or thing evidencing an intention to repudiate this Agreement; or

14.1.7	Any order of court (whether provisional or final) is granted for the winding-up of the Borrower; or

14.1.8 The Borrower commits an act of insolvency as defined in the Insolvency Act No. 24 of 1936, as amended or an act defined in terms of section 344 of the Companies Act; or

14.1.9	The shareholders of Borrower effectively resolve to voluntarily wind up Borrower; or
14.1.10	The Borrower ceases to be a shareholder of the Company.

14.2

Upon or at any time after the occurrence of any one or more Events of Default the Lender may, without prejudice_ to any other rights it may have under this Agreement or any applicable law, by written notice to the Borrower:

14.2.1	declare all or any part of the Loan Outstandings to be immediately due and payable; and/or

14.2.2	cancel this Agreement, and claim such damages as it may have suffered by virtue of such act or omission on the part of the defaulting party.

15.	CERTIFICATE OF INDEBTEDNESS

A certificate signed by a director of the Lender (who appointment need not be proved) as to the existence of an the amount of indebtedness by the Borrower to the Lender, that such amount is due and payable, the amount of interest accrued thereon and as to any other fact, matter or thing relating to the Borrower's indebtedness to the Lender in terms of this Agreement, shall be sufficient proof of the content and correctness thereof for the purposes provisional sentence, summary judgement or any other proceedings, shall be valid as a liquid document for those proposes and shall in addition, be prima facie proof for the purposes of pleading or trial in any action instituted by the Lender arising herefrom.

16.            COSTS AND EXPENSES

Each party shall bear its own costs and expenses of and incidental to the negotiation, preparation, execution and implementation of this Agreement.

17.          DOMICILIUM

17.1	The Parties hereto choose domicilia citandi et executandi for all purposes of and in connection with this Agreement as follows:
the Lender:	8 Streak Street

Nelspruit, 1200

South Africa

Telephone: + 27 13 753 3046 Facsimile: + 27 13 752 6978

the Borrower:	8 Streak Street

Nelspruit, 1200

South Africa

Telephone: + 27 13 753 3046 Facsimile: + 27 13 752 6978

Lomshiyo Mining Trust:	8 Streak Street

Nelspruit, 1200

South Africa

Telephone: + 27 13 753 3046 Facsimile: + 27 13 752 6978

Greenstone Trust:	8 Streak Street

Nelspruit, 1200

South Africa

Telephone: + 27 13 753 3046 Facsimile: + 27 13 752 6978

Pacific:	22 Camelia Street

Momingside, 2057

South Africa

Telephone: + 27 11 884 4786 Facsimile: : + 27 11 884 4786

the Company:	8 Streak Street

Nelspruit, 1200

South -Africa

Telephone: + 27 13 753 3046 Facsimile: + 27 13 752 6978

17.2

Any party hereto shall be entitled to change its domicilium from time to time, provided that any new domicilium selected by it shall be an address, other than a box number, in the Republic of South Africa and any such change shall only be effective upon receipt of notice in writing by the other parties of such change.

17.3 All notices, demands, communications or payments intended for any party shall be made or given at such party's domicilium for the time being.

17.4	A notice sent by one party to another party shall be deemed to be received on the same day, if delivered by hand.
17.5

Notwithstanding anything to the contrary herein contained a written notice or communication actually received by a party shall be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen domicilium citandi et executandi.

18.          GOVERNING LAW

The entire provisions of this Agreement shall be governed by and construed in accordance with the law of the Republic of South Africa.

19.        JURISDICTION

The parties hereby irrevocably and unconditionally consent to the non-exclusive jurisdiction of the Witwatersrand Local Division of the High Court of South (or any successor to that division) in regard to all matters arising from this Agreement.

20.	GENERAL
20.1	This document constitutes the sole record of the Agreement between the parties in regard to the subject matter thereof.
20.2	No party shall be bound by any express or implied term, representation, warranty, promise or the like, not recorded herein.
20.3	No addition to, variation or consensual cancellation of this Agreement shall be of any force or effect unless in writing and signed by or on behalf of all the parties.

20.4 No indulgence by any party to the other, or failure strictly to enforce the terms hereof, shall be construed as a waiver or be- capable of founding an estoppel.

20.5

The parties undertake at all times to do all such things, to perform all such acts and to take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be open to them and necessary for or incidental to the putting into effect or maintenance of the terms, conditions and import of this Agreement.

20.6

Save as is specifically provided in this Agreement, no party shall be entitled to cede or delegate any of its rights or obligations under this Agreement without the prior written consent of the other parties, which shall not unreasonably be withheld.

THUS DONE and SIGNED at Nelspruit on this the 3rd day of February 2006

/S/

For and on behalf of EAST RN GOLDFIELDS SA (PROPRIETARY) LIMITED director

who warrants that he is duly authorised hereto

THUS DONE and SIGNED at Nelspruit on this the 2ndday of February 2006

/S/

For and on behalf of LOMSHIYO INVESTMENTS

(PROPRIETARY) LIMITED director

who warrants that he is duly authorised hereto

THUS DONE and SIGNED at Nelspruit on this the 3rd day of February 2006

/S/
For and on behalf of LOMSHIYO

MINING TRUST

trustee

who warrants that he is duly authorised hereto

THUS DONE and SIGNED at Nelspruit on this the 3rd day of February 2006

/S/

For and on behalf of GREENSTONE TRUST

trustee

who warrants that he is duly authorised hereto

/s/

THUS DONE and SIGNED at Nelspruit on this the 2nd day of February 2006

MM/jn

AGR/E/EAS1 FUNDING FACILITATION AGR FINAL

For and on behalf of PACIFIC

BREEZE TRADING 303

(PROPRIETARY) LIMITED

director

who warrants that he is duly authorised hereto

THUS DONE and SIGNED at Nelspruit on this the 3rd day of February 2006

/s/

For and on behalf of EASTERN

GOLDFIELDS LIMITED

director

who warrants that he is duly authorized

hereto